UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2009

China Agro Sciences Corp.
(Exact name of registrant as specified in its charter)

Florida	000-49687	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Xinanyao Street, Jinzhou District, Dalian, Liaoning Province, PRC 116100
 (Address of principal executive offices) (zip code)

(212) 232-0120
(Registrant's telephone number, including area code)

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Kristina L. Trauger, Esq. Yarona Liang, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.01 herein is hereby incorporatd by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 25, 2009, China Agro Sciences Corp. (the “Company”) completed the spin-off of its subsidiary, Dalian Holding Corp (“Dalian Holding”), which owns all of the registered capital of DaLian Runze Chemurgy Co., Ltd., and engages in the business of manufacturing chemicals in China. In contemplation of the spin-off, an Assignment and Assumption and Stock Sale Agreement (the “Agreement”) was executed  on September 25, 2009 by the Company, Dalian Holding, and Zhengquan Wang, Xiufen Bi, Qiming Wang, and Yinghua Wang (the “Purchasers”) pursuant to which all of the registered capital of Dalian Holdings, and the assets and liabilities thereto, were exchanged for the return of 14,000,000 shares of the Company’s common stock held by Mr. Wang.  Zhengjiang Wang is the Chief Executive Officer of Dalian Holdings.  Mr. Wang will resign as a director of the Company effective ten (10) days following the filing and mailing of a Schedule 14F-1.

The Company distributed to Dalian Holding all of the assets owned by the Company prior to August 30, 2009.  Dalian Holding  also assumed all of the liabilities and obligations of the Company accrued as of the close of business on August 29, 2009.

Simultaneously, the Purchasers personally guaranteed Dalian Holding’s obligation to hold the Company harmless from the liabilities assumed by Dalian Holding.

A copy of the assignment and assumption and stock sale agreement is attached hereto as Exhibit 10 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(b)	Financial Statements

Pro forma financial statements of China Agro Sciences Corp - to be filed by amendment.

(d)	Exhibits.

10	Assignment and Assumption and Stock Sale Agreement, dated as of September 25, 2009 by and among China Agro Sciences Corp. and Dalian Holding Corp. and four individuals indentified as “Purchasers”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA AGRO SCIENCES CORP.

September 25, 2009	By:	/s/ Xiaojun Zhu
Xiaojun Zhu
Chief Executive Officer